       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999


                                                      REGISTRATION NO. 333-76385
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 6

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            PARADYNE NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                            3670                           75-2658219
 (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
              of                   Classification Code Number)          Identification Number)
incorporation or organization)

                             ---------------------
                            8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                               JAMES L. SLATTERY
    SENIOR VICE PRESIDENT, CHIEF LEGAL AND INTELLECTUAL PROPERTY OFFICER AND
                              CORPORATE SECRETARY
                              PARADYNE CORPORATION
                            8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

              KENNETH L. GUERNSEY                                      BRYAN E. DAVIS
            SUZANNE SAWOCHKA HOOPER                                   ADAM V. BATTANI
                LAURA A. BEREZIN                                      ASHLEY E. HUFFT
                  PAUL D. HUIE                                       ALSTON & BIRD LLP
               COOLEY GODWARD LLP                                   ONE ATLANTIC CENTER
             FIVE PALO ALTO SQUARE                               1201 WEST PEACHTREE STREET
              3000 EL CAMINO REAL                                  ATLANTA, GA 30309-3424
              PALO ALTO, CA 94306                                      (404) 881-7000
                 (650) 843-5000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement
                             ---------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 6 to the Form S-1 Registration Statement is being filed for the sole purpose of filing amended exhibits.


                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market application fee.

                                                              AMOUNT TO
                                                                  BE
                                                                 PAID
Registration fee............................................      26,880
NASD filing fee.............................................      10,660
Nasdaq Stock Market Listing Application fee.................      17,500
Blue sky qualification fees and expenses....................      15,000
Printing and engraving expenses.............................     200,000
Legal fees and expenses.....................................     425,000
Accounting fees and expenses................................     250,000
Transfer agent and registrar fees...........................      10,000
Miscellaneous...............................................      44,960
          Total.............................................   1,000,000


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS


     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

     The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since June 14, 1996, Registrant has issued and sold the following securities, which numbers do not reflect the 1-for-2 reverse split Registrant's common stock to be effected prior to this offering:

          (1) On June 14, 1996, Registrant issued 1,000 shares (not accounting for the 17,000 for 1 split effected on January 7, 1997 or the 3 for 1 split effected on April 24, 1997) in a private placement of its common stock at a purchase price of $1.00 per share, for cash in the aggregate amount of $1,000, to Communication Partners, L.P. pursuant to the divestiture of Paradyne.


          (2) As of June 30, 1999, Registrant has sold and issued 906,608 shares of its common stock to employees, officers and directors pursuant to direct issuances and exercises of options under its 1996 Equity Incentive Plan.


     The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (A) Exhibits.

EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
 1.1**     --   Form of Underwriting Agreement.
 3.1**     --   Amended and Restated Certificate of Incorporation.
 3.2**     --   Amended and Restated Bylaws.
 4.1       --   Reference is made to Exhibits 3.1, 3.2 and 3.3.
 4.2**     --   Specimen Stock Certificate.
 5.1**     --   Opinion of Cooley Godward LLP.
10.1**     --   Amended and Restated 1996 Equity Incentive Plan.
10.2**     --   Form of Stock Option Agreement pursuant to the 1996 Equity
                Incentive Plan.
10.3**     --   Form of Early Exercise Stock Purchase Agreement.
10.4**     --   1999 Employee Stock Purchase Plan and related offering
                documents.
10.5**     --   1999 Non-Employee Director's Stock Option Plan.
10.6**     --   Key Employee Stock Option Plan
10.7**     --   Loan and Security Agreement between Paradyne and Bank of
                America NT&SA, dated July 31, 1996.

EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
10.8**     --   Amended and Restated Subordinated Revolving Promissory Note
                between Paradyne and Paradyne Partners, L.P., dated October
                16, 1998.
10.9**     --   Lease Agreement between Paradyne and Shav Associates, dated
                October 8, 1996.
10.10**    --   Sublease Agreement between Paradyne and GlobeSpan
                Semiconductor, Inc. dated December 10, 1997.
10.11**    --   Amendment to Sublease Agreement between Paradyne and
                GlobeSpan Semiconductor, Inc. dated January 1, 1999.
10.12**    --   Lease Agreement between Paradyne and Townsend Property Trust
                Lease, dated June 27, 1997.
10.13**    --   Key Employee Agreement between Paradyne and Thomas Epley,
                dated April 1, 1999.
10.14**    --   Employment Agreement between Paradyne and Andrew May, dated
                December 3, 1996.
10.15**    --   Key Employee Agreement between Paradyne and Patrick Murphy, dated August 1, 1996.
10.16**    --   Key Employee Agreement between Paradyne and James Slattery, dated August 1, 1996.
10.17**    --   Change in Control Agreement between Paradyne and Sean
                Belanger.
10.18**    --   Promissory Note, dated May 5, 1997, by James L. Slattery.
10.19**    --   Promissory Note, dated March 29, 1999, Sean E. Belanger.
10.20**    --   Promissory Note, dated March 26, 1999, Paul H. Floyd.
10.21**    --   Promissory Note, dated March 26, 1999, Paul H. Floyd.
10.22**    --   Promissory Note, dated March 26, 1999, Frank J. Weiner.
10.23**    --   Promissory Note, dated March 26, 1999, by Frank J. Weiner.
10.24**    --   Promissory Note, dated April 2, 1999, Frank J. Weiner.
10.25**    --   Promissory Note, dated March 27, 1999, Mark Housman.
10.26**    --   Promissory Note, dated March 31, 1999, Andrew S. May.
10.27**    --   Promissory Note, dated March 31, 1999, Patrick M. Murphy.
10.28**    --   Promissory Note, dated April 2, 1999, Patrick M. Murphy.
10.29**    --   Indemnification Agreement between Paradyne and William
                Stensrud, dated November 6, 1996.
10.30+     --   Supply Agreement between Paradyne and Lucent Technologies,
                Inc., dated July 31, 1996.
10.31+**   --   Exclusivity and Amendment Agreement between Paradyne, Lucent
                Technologies, Inc., and GlobeSpan Semiconductor, Inc. dated
                August 6, 1998.
10.32+**   --   Noncompetition Agreement between Paradyne, Communication
                Partners, L.P., Lucent Technologies, Inc., and GlobeSpan
                Semiconductor, Inc. dated July 31, 1996.
10.33**    --   Trademark and Patent Agreement between Paradyne, Lucent
                Technologies, Inc., and GlobeSpan Semiconductor, Inc. dated
                July 31, 1996.
10.34**    --   Tax Matters Agreement between Paradyne, Lucent Technologies,
                Inc., and GlobeSpan Semiconductor, Inc. dated July 31, 1996.
10.35**    --   Intellectual Property Agreement between Paradyne, Lucent
                Technologies, Inc., and GlobeSpan Semiconductor, Inc. dated
                July 31, 1996.
10.36+**   --   OEM Agreement between Paradyne and Xylan Corporation, dated
                March 16, 1999.
10.37+**   --   Distribution Agreement between Paradyne and Tech Data
                Corporation, dated September 21, 1993.
10.38+     --   OEM Agreement between Paradyne and Premisys Communications,
                Inc., dated December 4, 1992.
10.39**    --   Network Management Partners Agreement between Paradyne and
                Ascend Communications, Inc., dated November 3, 1998.
10.40+     --   Joint Development and Distribution Agreement between
                Paradyne and AG Communication Systems Corporation, dated
                June 10, 1998.

EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
10.41+     --   Marketing & License Agreement between Paradyne and NetScout
                Systems, Inc., dated January 26, 1998.
10.42**    --   Amendment No. 2 to Loan and Security Agreement.
10.43+**   --   Amendment to Supply Agreement between Paradyne and Lucent
                Technologies, Inc., dated as of May 5, 1999.
23.1**     --   Consent of Independent Accountants.
23.2       --   Consent of Counsel. Reference is made to Exhibit 5.1.
24.1**     --   Power of Attorney (see page II-5).
27.1**     --   Financial Data Schedule for EDGAR Filing for SEC use only.


------------------------------

** Previously filed

+Confidential treatment has been requested for certain portions which have been blanked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.


 ITEM 17.  UNDERTAKINGS


     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That, for purposes of determining any liability under the Act each post-effective amendment that contains a form prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, County of Pinellas, State of Florida, on July 14, 1999.


                                          By:        /s/ ANDREW S. MAY
                                            ------------------------------------
                                                       Andrew S. May
                                                       President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                TITLE                    DATE

                  /s/ ANDREW S. MAY                    President, Chief            July 14, 1999
-----------------------------------------------------  Executive Officer, and
                    Andrew S. May                      Director (Principal
                                                       Executive Officer)

                /s/ PATRICK M. MURPHY                  Senior Vice President,      July 14, 1999
-----------------------------------------------------  Chief Financial
                  Patrick M. Murphy                    Officer, and Treasurer
                                                       (Principal Financial
                                                       and Accounting
                                                       Officer)

                          *                            Chairman of the Board       July 14, 1999
-----------------------------------------------------
                   Thomas E. Epley

                          *                            Director                    July 14, 1999
-----------------------------------------------------
                   David Bonderman

                          *                            Director                    July 14, 1999
-----------------------------------------------------
                  Keith B. Geeslin

                          *                            Director                    July 14, 1999
-----------------------------------------------------
                  David M. Stanton

                          *                            Director                    July 14, 1999
-----------------------------------------------------
                 William R. Stensrud

                          *                            Director                    July 14, 1999
-----------------------------------------------------
                  Peter F. Van Camp

               *By: /s/ ANDREW S. MAY                                              July 14, 1999
  ------------------------------------------------
                    Andrew S. May
                  Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
 1.1**     --   Form of Underwriting Agreement.
 3.1**     --   Amended and Restated Certificate of Incorporation.
 3.2**     --   Amended and Restated Bylaws.
 4.1       --   Reference is made to Exhibits 3.1, 3.2 and 3.3.
 4.2**     --   Specimen Stock Certificate.
 5.1**     --   Opinion of Cooley Godward LLP.
10.1**     --   1996 Equity Incentive Plan.
10.2**     --   Form of Stock Option Agreement pursuant to the 1996 Equity
                Incentive Plan.
10.3**     --   Form of Early Exercise Stock Purchase Agreement.
10.4**     --   1999 Employee Stock Purchase Plan and related offering
                documents.
10.5**     --   1999 Non-Employee Director's Stock Option Plan.
10.6**     --   Key Employee Stock Option Plan
10.7**     --   Loan and Security Agreement between Paradyne and Bank of
                America NT&SA, dated July 31, 1996.
10.8**     --   Amended and Restated Subordinated Revolving Promissory Note
                between Paradyne and Paradyne Partners, L.P., dated October
                16, 1998.
10.9**     --   Lease Agreement between Paradyne and Shav Associates, dated
                October 8, 1996.
10.10**    --   Sublease Agreement between Paradyne and GlobeSpan
                Semiconductor, Inc. dated December 10, 1997.
10.11**    --   Amendment to Sublease Agreement between Paradyne and
                GlobeSpan Semiconductor, Inc. dated January 1, 1999.
10.12**    --   Lease Agreement between Paradyne and Townsend Property Trust
                Lease, dated June 27, 1997.
10.13**    --   Key Employee Agreement between Paradyne and Thomas Epley,
                dated April 1, 1999.
10.14**    --   Employment Agreement between Paradyne and Andrew May, dated
                December 3, 1996.
10.15**    --   Key Employee Agreement between Paradyne and Patrick Murphy, dated August 1, 1996.
10.16**    --   Key Employee Agreement between Paradyne and James Slattery, dated August 1, 1996.
10.17**    --   Change in Control Agreement between Paradyne and Sean
                Belanger.
10.18**    --   Promissory Note, dated May 5, 1997, by James L. Slattery.
10.19**    --   Promissory Note, dated March 29, 1999, Sean E. Belanger.
10.20**    --   Promissory Note, dated March 26, 1999, Paul H. Floyd.
10.21**    --   Promissory Note, dated March 26, 1999, Paul H. Floyd.
10.22**    --   Promissory Note, dated March 26, 1999, Frank J. Weiner.
10.23**    --   Promissory Note, dated March 26, 1999, by Frank J. Weiner.
10.24**    --   Promissory Note, dated April 2, 1999, Frank J. Weiner.
10.25**    --   Promissory Note, dated March 27, 1999, Mark Housman.
10.26**    --   Promissory Note, dated March 31, 1999, Andrew S. May.
10.27**    --   Promissory Note, dated March 31, 1999, Patrick M. Murphy.
10.28**    --   Promissory Note, dated April 2, 1999, Patrick M. Murphy.
10.29**    --   Indemnification Agreement between Paradyne and William
                Stensrud, dated November 6, 1996.
10.30+     --   Supply Agreement between Paradyne and Lucent Technologies,
                Inc., dated July 31, 1996.
10.31+**   --   Exclusivity and Amendment Agreement between Paradyne, Lucent
                Technologies, Inc., and GlobeSpan Semiconductor, Inc. dated
                August 6, 1998.
10.32+**   --   Noncompetition Agreement between Paradyne, Communication
                Partners, L.P., Lucent Technologies, Inc., and GlobeSpan
                Semiconductor, Inc. dated July 31, 1996.
10.33**    --   Trademark and Patent Agreement between Paradyne, Lucent
                Technologies, Inc., and GlobeSpan Semiconductor, Inc. dated
                July 31, 1996.
10.34**    --   Tax Matters Agreement between Paradyne, Lucent Technologies,
                Inc., and GlobeSpan Semiconductor, Inc. dated July 31, 1996.

EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
10.35**    --   Intellectual Property Agreement between Paradyne, Lucent
                Technologies, Inc., and GlobeSpan Semiconductor, Inc. dated
                July 31, 1996.
10.36+**   --   OEM Agreement between Paradyne and Xylan Corporation, dated
                March 16, 1999.
10.37+**   --   Distribution Agreement between Paradyne and Tech Data
                Corporation, dated September 21, 1993.
10.38+     --   OEM Agreement between Paradyne and Premisys Communications,
                Inc., dated December 4, 1992.
10.39**    --   Network Management Partners Agreement between Paradyne and
                Ascend Communications, Inc., dated November 3, 1998
10.40+     --   Joint Development and Distribution Agreement between
                Paradyne and AG Communication Systems Corporation, dated
                June 10, 1998
10.41+     --   Marketing & License Agreement between Paradyne and NetScout
                Systems, Inc., dated November 4, 1998
10.42**    --   Amendment No. 2 to Loan and Security Agreement.
10.43+**   --   Amendment to Supply Agreement between Paradyne and Lucent
                Technologies, Inc., dated as of May 15, 1999.
23.1**     --   Consent of Independent Accountants.
23.2       --   Consent of Counsel. Reference is made to Exhibit 5.1.
24.1**     --   Power of Attorney (see page II-5).
27.1**     --   Financial Data Schedule for EDGAR Filing for SEC use only.


------------------------------

** Previously filed

+Confidential treatment has been requested for certain portions which have been blanked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.